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EXHIBIT 3(B) - BYLAWS, AS AMENDED


                                    BYLAWS
                                    ------

                                      OF
                                      --

                            FIRST FINANCIAL BANCORP
                           A  CALIFORNIA CORPORATION
                    (as amended through February 20, 1998)


                              Article I.  Offices
                              -------------------

SECTION 1.01.  PRINCIPAL OFFICE.  The Board of Directors shall fix the location
-------------------------------
of the principal executive office of the Corporation at any place within or without the State of California. If the principal executive office is located outside this State, and the Corporation has one or more business offices in this State, the Board of Directors shall fix and designate a principal business office in the State of California.

SECTION 1.02.  OTHER OFFICES.  The Board of Directors may at any time establish
----------------------------
branch or subordinate offices at any place or places where the Corporation is qualified to do business.


                   ARTICLE II.  MEETINGS OF THE SHAREHOLDERS
                   -----------------------------------------


SECTION 2.01.  PLACE OF MEETINGS.  Meetings of shareholders shall be held at any
--------------------------------
place within or without the State of California designated by the Board of Directors. In the absence of any such designation, shareholders' meetings shall be held at the principal office of the Corporation.

SECTION 2.02.  ANNUAL MEETINGS.  Annual meetings of shareholders of the
------------------------------
Corporation for the purpose of electing directors and for the transaction of such other proper business as may come before such meetings may be held at such time, date and places as the Board of Directors shall determine by resolution.

SECTION 2.03.  SPECIAL MEETINGS.  Special meetings of the shareholders may be
-------------------------------
called at any time, for any purpose or purposes whatsoever, by the President, by the Chairman of the Board, by the Secretary, by the Board of Directors or by one or more shareholders holding not less than ten percent (10%) of the voting shares of the Corporation.

SECTION 2.04.  NOTICE OF MEETINGS.
---------------------------------

     (A) Written notice of all meetings of the shareholders shall be given to each shareholder entitled to vote by the Secretary or by any Assistant-Secretary, or by any other person whom the Board of Directors may charge with that duty. Such notice shall be given, either personally or by mail or other means of written communication, addressed to the shareholder at the address of such shareholder appearing on the books of the Corporation or given by the shareholder to the Corporation for the purpose of notice; or if no such address appears or is given, at the place where the principal executive office of the Corporation is located or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located. The notice or report shall be deemed to have been given when delivered personally or deposited in the mail or sent by other means of written communication. An affidavit of mailing of any notice or report in accordance with these Bylaws executed by the Secretary, Assistant-Secretary or any transfer agent shall be prima facie evidence of the giving of the notice or report. If any notice or report addressed to the shareholder at the address of such shareholder appearing on the books of the Corporation is returned to the Corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice or report to the shareholder at such address, then all future notices shall be deemed to have been duly given without further mailing if the same shall be available

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for the shareholder upon written demand at the principal executive office of the
Corporation for a period of one year from the date of giving of the notice or report to the other shareholders.



     (B) All notices shall be given not fewer than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote thereat. Such notice shall state the place, the date, and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted, or (ii) in the case of the annual meeting, those matters that the Board, at the time of the mailing of the notice, intends to present for action by the shareholders, provided, however, that any shareholder approval at an annual meeting, other than unanimous approval by those entitled to vote on any matter specified in
Section 310, 902, 1201, 1900 or 2007 of the California General Corporation Law, shall be valid only if the general nature of the proposal so approved was stated in the notice of meeting or in any written waiver of notice; and provided further, that any unanimous shareholder approval at an annual meeting by those entitled to vote on any matter specified in Section 310, 902, 1201, 1900 or 2007 of the California General Corporation Law shall be valid even though the general nature of the proposal so approved was not stated in the notice of meeting or in any written waiver of notice. A notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by management for election.

SECTION 2.05.    NOMINATIONS FOR DIRECTORS.  Nominations for election to
------------------------------------------
the Board of Directors may be made by the Board of Directors or by any shareholder entitled to vote for the election of directors, Nominations, other than those made by the Board of Directors, shall be made in writing and shall be delivered or mailed, with first-class United States mail postage prepaid, to the Secretary not less than 20 days nor more than 50 days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than 25 days notice of the meeting is given to the shareholders, such nomination shall be mailed or delivered to the Secretary not later than the close of business on the seventh day following the day on which the notice of the meeting was mailed. Shareholder nominations shall contain the following information: (a) the name, age, business address and, if known, residence address of each proposed nominee; (b) the principal occupation or employment of each proposed nominee; (c) the total number of shares of capital stock of the Corporation that are beneficially owned by each proposed nominee and by the nominating shareholder; (d) the name and residence address of the notifying shareholder; and (e) any other information the Corporation must disclose regarding director nominees in the Corporation's proxy solicitation.
Nominations not made in accordance with this Section may be disregarded by the Chairman of the meeting, and if the Chairman so instructs, the inspectors of election may disregard all votes cast for each such nominee.

SECTION 2.06.  QUORUM.  The presence in person or by proxy of the persons
---------------------
entitled to vote a majority of the voting shares of the Corporation at any meeting shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by a least a majority of the shares required to constitute a quorum.

SECTION 2.07.  ADJOURNED MEETING AND NOTICE THEREOF.  Any shareholder's meeting,
---------------------------------------------------
annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares represented either in person or by proxy, but in the absence of a quorum no other business may be transacted at such meeting, except as provided in Section 2.06 of these Bylaws. It shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat, other than by announcement at the meeting at which such adjournment is taken except that, when any meeting is adjourned for more than forty-five (45) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote thereat. At the adjourned meeting the Corporation may transact any business which could have been transacted at the original meeting.

SECTION 2.08.  VOTING AT MEETINGS.
---------------------------------

     (A) The shareholders entitled to notice of any meeting or to vote at any such meeting shall be the persons in whose name shares stand on the stock records of the Corporation on the record date determined in accordance with
Section 2.09 of these Bylaws.

     (B) Voting shall in all cases be subject to the provisions of Chapter 7 of the California General Corporation Law and to the following provisions:

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

          (1) subject to clause (8), shares held by an administrator, executor, guardian, conservator or custodian may be voted by such holder either in person or by proxy, without a transfer of the shares into the holder's name;

          (2) subject to clause (8), shares standing in the name of a trustee may be voted by the trustee, either in person or by proxy, but no trustee shall be entitled to vote shares so held without a transfer of them into the trustee's name.

          (3) shares standing in the name of a receiver may be voted by such receiver; and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into the receiver's name if authority to do so is contained in the order of the court by which such receiver was appointed;

          (4) subject to the provisions of Section 705 of the California General Corporation Law and of Section 2.10 of these Bylaws, and except where otherwise agreed in writing between the parties, a shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred;

          (5) shares standing in the name of a minor may be voted and the Corporation may treat all rights incident thereto as exercisable by the minor, in person or by proxy, whether or not the corporation has notice, actual or constructive, of the nonage, unless a guardian of the minor's property has been appointed and written notice of such appointment has been given to the Corporation;

          (6) shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxyholder as the bylaws of such other corporation may prescribe or, in the absence of such provision, as the Board of Directors of such other corporation may determine or, in the absence of such determination, by the chairman of the board, president or any vice-president of such other corporation, or by any other person authorized to do so by the chairman of the board, president or any vice-president of such other corporation. Shares which are purported to be voted or any proxy purported to be executed in the name of a corporation (whether or not any title of the person signing is indicated) shall be presumed to be voted or the proxy executed in accordance with the provisions of this subdivision, unless the contrary is shown;

          (7) shares of the Corporation owned by any subsidiary of the Corporation shall not be entitled to vote on any matter;

          (8) shares held by the Corporation in a fiduciary capacity, and shares of the Corporation held in a fiduciary capacity, and shares of the Corporation held in a fiduciary capacity by any subsidiary of the Corporation, shall not be entitled to vote on any matter, except to the extent that the settlor or beneficial owner possesses and exercises a right to vote or to give the Corporation binding instructions as to how to vote such shares;

          (9) if shares stand of record in the names of two (2) or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, husband and wife as community property, tenants by the entirety, voting trustees, persons entitled to vote under a shareholder voting agreement or otherwise, or if two or more persons (including proxyholders) have the same fiduciary relationship respecting the same shares, unless the Secretary of the Corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

            (a)  if only one votes, such act binds all;

            (b) if more than one vote, the act of the majority so voting binds all;

            (c) if more than one vote, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionately.

If the instrument so filed or the registration of the shares shows that any such tenancy is held in unequal interests, a majority or even split for the purpose of the above shall be a majority or even split in interest.

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

     (C) Subject to the following sentence and to the provisions of Section 708 of the California General Corporation Law, every shareholder entitled to vote at any election of directors may cumulate his votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which his shares are entitled (except for this Section 2.08(C) as to cumulative voting), or distribute his votes on the same principle among as many candidates as he may see fit. No shareholder shall be entitled to cumulate votes for any candidate or candidates pursuant to the preceding sentence unless such candidate or candidates' name(s) have been placed in nomination before the voting and the shareholder has given notice, at the meeting and before the voting, of his intention to cumulate his votes. If any one shareholder has given such notice, then all shareholders may cumulate their votes for candidates in nomination.

     (D)   Elections shall be by written ballot.

     (E) In any election of directors, the candidates receiving the highest number of votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares are elected.

SECTION 2.09.  RECORD DATE.
--------------------------

     (A) The Board of Directors may fix a time in the future as a record date for the determination of the shareholders entitled to notice of, and to vote at, any meeting of the shareholders or entitled to receive any dividend or distribution, or any allotment of rights, or to exercise rights in respect to any change, conversion or exchange of shares. The record date so fixed shall not be more than sixty (60) nor fewer than ten (10) days before the date of the meeting, nor more than sixty (60) days before any other action. When a record date is so fixed, only shareholders of record on that date shall be entitled to notice of, and to vote at, the meeting, or to receive the dividend, distribution or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of shares on the books of the Corporation after the record date. A determination of shareholders of record entitled to notice of, or to vote at, a meeting of the shareholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date or the meeting is adjourned for more than forty-five (45) days from the date set for the original meeting.

     (B) If the Board of Directors does not fix a record date, then the record date for determining which shareholders are entitled to notice of, or to vote at, a meeting of the shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, of notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. The record date for determining shareholders for any purpose other than those set forth in this Section and Section 2.13 of these Bylaws shall be at the close of business on the day on which the Board of Directors adopts the resolutions relating thereto, or on the sixtieth (60) day before the date of such other action, whichever is later.

SECTION 2.10.  PROXIES.
----------------------

     (A) Every person entitled to vote or to execute consents shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by such a person or his duly authorized agent and filed with the Secretary of the Corporation. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy continues in full force and effect until revoked by the person executing it before the vote pursuant thereto, except as otherwise provided in this Section 2.10 or by law. Revocation may be effected by a writing delivered to the Corporation stating that the proxy is revoked or by a subsequent proxy executed by, or by attendance at the meeting and voting in person by, the maker. The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the postmarked date on the envelopes in which they are mailed. A proxy is not revoked by the death or incapacity of the maker unless, before the vote is counted, written notice of the death or incapacity is received by the Corporation.

     (B) Except when other provision shall have been made by written agreement between the parties, the record-holder of shares held by a pledgee or otherwise as security or belonging to another shall issue to the pledgor or to the owner of such shares, upon demand therefor and payment of necessary expenses thereof, a proxy to vote or take other action.

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     (C)   A proxy stating that it is irrevocable is irrevocable for the period specified therein when it is held by any of the following or a nominee of any of the following:

           (1)  a pledgee;

           (2) a person who has bought or agreed to buy or holds an option to buy the shares of a person who has sold a portion of such person's shares in the Corporation to the maker of the proxy;

           (3) a creditor or creditors of the Corporation or the shareholder who extended or continued credit to the Corporation or the shareholder in consideration of the proxy, if the proxy states that it was given in consideration of such extension or continuation of credit and the name of the person extending or continuing credit;

           (4) a person who has contracted to perform services as an employee of the Corporation, if a proxy is required by the contract of employment and if the proxy states that it was given in consideration of such contract of employment, the name of the employee and the period of employment contracted for.

     (D) Notwithstanding the period of irrevocability specified, the proxy becomes revocable when the pledge is redeemed, the option or the agreement to buy is terminated or the seller no longer owns any shares of the Corporation or dies, the debt of the Corporation or the shareholder is paid, or the period of employment provided for in the contract of employment has terminated.

     (E) A proxy may be revoked, notwithstanding a provision making it irrevocable, by a buyer of shares without knowledge of the existence of the provision unless the existence of the proxy and its irrevocability appear on the certificate representing such shares.

SECTION 2.11.  INSPECTORS OF ELECTION.
-------------------------------------

     (A) In advance of any meeting of the shareholders, the Board of Directors may appoint inspectors of election to act at such meeting and any adjournment thereof. If the Board of Directors does not appoint inspectors of election, then the Chairman of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares present shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the Board of Directors before the meeting, or at the meeting by the Chairman.

     (B) The inspectors of election, impartially, in good faith, to the best of their ability, and as expeditiously as is practical, shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, shall receive votes, ballots or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes or consents, determine the result, and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. If there are three inspectors of election, the decision, act or certificate of a majority of them shall be effective in all respects as the decision, act or certificate of all. On request of the Chairman of the meeting or of any shareholder or his proxy, the inspectors shall make a report in writing of any challenge or question or matter determined by them and shall execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated therein.

SECTION 2.12.  SHAREHOLDERS' RIGHT TO INSPECT CORPORATE RECORDS.
---------------------------------------------------------------

     (A) A shareholder or shareholders holding at least five percent (5%) in the aggregate of the outstanding voting shares of the Corporation or who hold at least one percent (1%) of such voting shares and have filed a Schedule 14-B with the securities and Exchange Commission relating to the election of directors of the Corporation shall have an absolute right to do either or both of the following: (i) inspect and copy the record of shareholders' names and addresses and shareholdings during usual business hours upon five business days' advance written demand upon the Corporation or, (ii) obtain from the transfer agent for the Corporation, upon five business days' advance written notice and upon the tender of its

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usual charges for such a list (the amount of which charges shall be stated to the shareholders by the transfer agent upon request), a list of the shareholders' names and addresses, who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which it has been compiled or as of a date specified by the shareholders after the date of demand.

     (B) The record of shareholders shall also be open to inspection and copying by any shareholder or holder of a voting trust certificate at any time during usual business hours upon written demand on the Corporation, for a purpose reasonably related to such holder's interests as a shareholder or holder of a voting trust certificate.

     (C) The accounting books and records and minutes of proceedings of the shareholders, Board and committees of the Board of the Corporation shall be open to inspection upon the written demand on the Corporation of any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to such holder's interest as a shareholder or as a holder of such voting trust certificate. Such inspection by a shareholder or holder of a voting trust certificate may be made in person or by agent or attorney, and the right of inspection includes the right to copy and make extracts.

     (D) Any inspection and copying under this Section 2.12 may be made in person or by an agent or attorney.

SECTION 2.13.  INSPECTION OF BYLAWS.  The Corporation shall keep in its
-----------------------------------
principal office for the transaction of business the original or a copy of the Bylaws, as amended or otherwise altered to date, certified by the Secretary, which shall be open to inspection by the shareholders at all reasonable times during office hours.


                            ARTICLE III.  DIRECTORS
                            -----------------------

Section 3.01.  Powers.  Subject to the limitation of the Articles of
---------------------
Incorporation, of these Bylaws, and of the California General Corporation Law relating to action required to be approved by the shareholders or the outstanding shares, the business and affairs of the Corporation shall be managed, and all corporate powers shall be exercised, by or under the direction of the Board of Directors. The Board of Directors may delegate the management of the day-to-day operation of the business of the Corporation to a management company or other person, provided that the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board of Directors.

SECTION 3.02.  NUMBER OF DIRECTORS.  The Corporation shall have not less than
----------------------------------
eight (8) nor more than fifteen (15) directors, the exact number to be determined from time to time by resolution adopted by the Board of Directors, and such exact number shall be thirteen (13) until otherwise determined by resolution of the Board of Directors, provided, however, that before the issuance of any shares or so long as the Corporation has only one shareholder the number may be one or two, and so long as the Corporation has two shareholders the number may be two. A bylaw specifying or changing a fixed number of directors to a variable board or vice versa may only be adopted by the vote of the holders of not less than two-thirds (2/3) the total voting power of all outstanding shares of voting stock of the Corporation, provided, however, that a bylaw reducing the fixed number or the minimum number of directors to a number smaller than five (5) shall not be adopted if the votes cast against its adoption at a meeting of shareholders are equal to more than sixteen and two-thirds percent (16-2/3%) of the outstanding shares entitled to vote. No reduction of the authorized number of directors shall have the effect of removing any director before the expiration of his term of office.

SECTION 3.03.  EXECUTIVE COMMITTEE.
----------------------------------

     (A) The Board of directors may, by resolution adopted by a majority of the authorized number of directors, appoint one or more committees, each consisting of two or more directors, and delegate to such committees any of the authority of the Board of Directors except with respect to:

           (1) the approval of any action for which the California General Corporation Law requires shareholders' approval or approval of the outstanding shares;

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

           (2) the filling of vacancies on the Board of Directors or on any committee;

           (3) the fixing of compensation of the directors for serving on the Board of Directors or on any committee;

           (4)  the amendment or repeal of Bylaws or the adoption of new Bylaws;

           (5) the amendment or repeal of any resolution of the Board of Directors which by its express terms is not so amendable or repealable;

           (6) a distribution to the shareholders of the Corporation except at a rate or in a periodic amount or within a price range determined by the Board of Directors;

           (7) the appointment of other committees of the Board of Directors or the members thereof.

     (B) The Board of Directors shall have the power to prescribe the manner in which proceedings of any such committee shall be conducted. In the absence of any such prescription, such committee shall have the power to prescribe the manner in which its proceedings shall be conducted. Unless the Board of Directors or such committee shall otherwise provide, the regular and special meetings and other actions of any such committee shall be governed by the provisions of this Article applicable to meetings and actions of the Board of Directors. Minutes shall be kept of each meeting of each committee.

SECTION 3.04.  ELECTION AND TERM OF OFFICE.  The directors shall be elected at
------------------------------------------
each annual meeting of shareholders, but if any such annual meeting is not held or the directors are not elected thereat, then the directors may be elected at any special meeting of shareholders held for that purpose. Each director shall hold office until the next annual meeting and until a successor has been elected and qualified.

SECTION 3.05.  VACANCIES.
------------------------

     (A) A vacancy or vacancies in the Board of Directors shall be deemed to exist in case of death, resignation or removal of any director, or if the authorized number of directors is increased, or if the shareholders fail, at any annual or special meeting of shareholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting.

     (B) The Board of Directors may declare vacant the office of a director who has been declared of unsound mind by an order of court, convicted of a felony, or if within sixty (60) days after notice of his election, he does not accept the office either in writing or by attending a meeting of the Board of Directors. Vacancies in the Board of Directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual or a special meeting of the shareholders. If, after the filling of any vacancy by the directors, the directors then in office who have been elected by the shareholders constitute less than a majority of the directors then in office, then any holder or holders of an aggregate of five percent (5%) or more of the total number of shares at the time outstanding having the right to vote for such directors may call a special meeting of shareholders to elect the entire Board of Directors. The term of office of any director not elected by the shareholders shall terminate upon such election of a successor.

     (C) Any director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors of the Corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, then a successor may be elected to take office when the resignation becomes effective.

SECTION 3.06.  REMOVAL.
----------------------

     (A) Any or all of the directors may be removed without cause if such removal is approved by the outstanding shares of the Corporation, subject to the following: (i) no director may be removed (unless the entire Board is removed) when the votes cast against removal would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast and the entire number of directors authorized at the time of the director's most recent election were then being elected; and (ii) when by the provisions of the Articles of Incorporation the holders of the shares of any class or series, voting as a class or series, are entitled to elect one or more directors, any director so elected may be removed only by the applicable vote of the holders of the shares of that class or series.

SECTION 3.07.  PLACE OF MEETING.   Regular meetings of the Board of Directors
-------------------------------
shall be held at any place within or without the State which has been designated from time to time by resolution of the Board of Directors or by written consent of all members of the Board given either before or after the meeting and filed with the Secretary of the Corporation. In the absence of such designation regular meetings shall be held at the principal office of the Corporation. Special meetings of the Board of Directors may be held either at a place so designated or at the principal office.

SECTION 3.08.  REGULAR MEETINGS OF THE BOARD OF DIRECTORS.  Regular meetings of
---------------------------------------------------------
the Board of Directors shall be held immediately following each annual meeting of shareholders as provided in Section 2.02 of the Bylaws and at such other times as the Board of Directors may by resolution determine. Notice of all such regular meetings of the Board of Directors is hereby waived.

SECTION 3.09  SPECIAL MEETINGS.
------------------------------

     (A) Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board or the President or, if the President is absent or unable or refuses to act, by any Vice-President or by any two directors.

     (B)   Special meetings of the Board of Directors shall be held upon four
(4) days' written notice or forty-eight (48) hours' notice given personally or by telephone, telegraph, telex or other similar means of communication. Any such notice shall be addressed or delivered to each director at his address as it is shown upon the records of the Corporation or as may have been given to the Corporation by the director for purposes of notice or, if such address is not shown on such records or is not readily ascertainable, then at the place where the meetings of the directors are regularly held.

     (C) Notice by mail shall be deemed to have been given at the time written notice is deposited in the United States Mail, postage pre-paid. Any other written notice shall be deemed to have been given at the time when personally delivered to the recipient or delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient. Oral notice shall be deemed to have been given at the time it is communicated, in person or by telephone or wireless, to the recipient or a person at the office of the recipient who the person giving the notice has reason to believe will promptly communicate it to the recipient.

SECTION 3.10.  WAIVER OF NOTICE.  The transactions of any meeting of the Board
-------------------------------
of Directors, however called and noticed and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof. All such waivers, consents or approval shall be filed with the corporate records or made a part of the minutes of the meeting.

SECTION 3.11.  NOTICE OF ADJOURNMENT.  A majority of the directors present,
------------------------------------
whether or not a quorum is present, may adjourn any meeting to another time and place. If the meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time or place shall be given before the adjourned meeting to the directors who are not present at the time of the adjournment.

SECTION 3.12.  QUORUM.  A majority of the authorized number of directors
---------------------
constitutes a quorum of the Board of Directors for the transaction of business, except to adjourn as hereinafter provided. Except as otherwise provided in the Articles of Incorporation or Bylaws or in the General Corporation Law, every act or decision done or made by the majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors. A meeting at which a quorum is initially present may continue to transact business, notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the quorum required for such meeting.

SECTION 3.13.  PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE.  Members of
----------------------------------------------------------------
the Board of Directors may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such a meeting can hear one another.

SECTION 3.14.  ACTION WITHOUT MEETING.  Any action under any provision of the
-------------------------------------
California General Corporation Law required or permitted to be taken by the Board of Directors, may be taken without a meeting if all members of the Board individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of the Board of Directors.

SECTION 3.15.  FEES AND COMPENSATION.  Directors and members of committees may
------------------------------------
receive such compensation for their services, and such reimbursement for expenses, as may be fixed or determined by resolution of the Board of Directors.

SECTION 3.16.  DIRECTORS' RIGHT TO INSPECT CORPORATE RECORDS.  Every director
------------------------------------------------------------
shall have the absolute right at any time to inspect and copy all books, records, documents of every kind, and to inspect the physical properties of the Corporation and also of its subsidiary corporations, if any. Such inspection by a director may be made in person or by agent or attorney, and the right of inspection includes the right to copy and make extracts.

                             ARTICLE IV.  OFFICERS
                             ---------------------

SECTION 4.01.  OFFICERS.  The officers of the Corporation shall consist of a
-----------------------
president, a vice-president, a secretary, a chief financial officer, and such additional officers as may be elected or appointed in accordance with Section
4.03 of these Bylaws. One person may hold two or more offices, including the offices of president and secretary.

SECTION 4.02.  ELECTIONS.  All officers of the Corporation, except such officers
------------------------
as may be appointed in accordance with Section 4.03, shall be chosen annually by the Board of Directors, and each shall hold office until he resigns or is removed or otherwise disqualified to serve, or until his successor is chosen and qualified.

SECTION 4.03.  OTHER OFFICERS.  The Board of Directors, at their discretion, may
-----------------------------
choose a chairman of the board, and may appoint, or empower the president to appoint, one or more additional vice-presidents, one or more assistant secretaries, one or more assistant financial officers, or such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as the Board of Directors may from time to time determine.

SECTION 4.04.  REMOVAL AND RESIGNATION.
--------------------------------------

     (A) Any officer may be removed, either with or without cause, by the Board of Directors, at any regular or special meeting thereof, or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors. Any such removal shall be without prejudice to the rights, if any, of the officer under his contract of employment, if any.

     (B) Any officer may resign at any time by giving written notice to the Board of Directors, the president, or the secretary of the Corporation. Any such resignation shall be without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party, and shall take effect upon receipt of such notice or at any later time specified therein. Unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

SECTION 4.05.  VACANCIES.  A vacancy in any office because of death,
------------------------
resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the Bylaws for regular appointments to such office.

SECTION 4.06.  CHAIRMAN OF THE BOARD.  The chairman of the board, if there is
------------------------------------
such an officer, shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by the Bylaws.

SECTION 4.07.  PRESIDENT.  Subject to such supervisory powers, if any, as may be
------------------------
given by the Board of Directors to the chairman of the board, if there is such an officer, the president shall be the chief executive officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the Corporation. He shall preside at all meetings of the shareholders and, in the absence of the chairman of the board, or if there is no such officer, at all meetings of the Board of Directors. He shall be ex officio a member of all the
                                                 -- -------
standing committees, including the executive committee, if any, and shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the Bylaws.

SECTION 4.08.  VICE-PRESIDENT.  In the absence or disability of the president,
-----------------------------
the vice-presidents in order of their rank as fixed by the Board of Directors or, if not ranked, the vice-president designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice-presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them by the president, the Board of Directors or the Bylaws.

SECTION 4.09.  SECRETARY.
------------------------

     (A) The secretary shall keep or cause to be kept, at the principal office or such other place as the Board of Directors may order, a book of minutes of all meetings of shareholders, the Board of Directors, and its committees with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented at the shareholders' meetings, and the proceedings thereof.

     (B) The secretary shall keep, or cause to be kept, at the principal office or at the office of the Corporation's transfer agent, a share register, or a duplicate share register, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for shares, and the number and date of cancellation of every certificate surrendered for cancellation.

     (C) The corporate minutes shall be kept in written form. The other information that the secretary shall keep or cause to be kept shall be kept either in written form or in a form capable of being converted into written form.

     (D) The secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the Board of Directors and of any committees thereof required by the Bylaws or by law to be given, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by the Bylaws.

SECTION 4.10.  CHIEF FINANCIAL OFFICER.
--------------------------------------

     (A) The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. Any surplus, including earned surplus, paid-in surplus and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account. The books of account shall at all reasonable times be open to inspection by any director.

     (B) The chief financial officer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the president and directors, whenever they request it, an account of all his transactions as chief financial officer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the Bylaws.

ARTICLE V.  INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER AGENTS
------------------------------------------------------------------------------

SECTION 5.01.  AGENTS, PROCEEDINGS, AND EXPENSES.  For the purposes of this
------------------------------------------------
Article, "agent" means any person who is or was a director, officer, employee, or other agent of the Corporation or its predecessor, and any person who is or was serving as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise at the request of the Corporation or its predecessor; "proceeding" means any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative, or investigative; and "expenses" include but are not limited to attorneys' fees and any expenses of establishing a right to indemnification under this Article.

SECTION 5.02.  LAWSUITS OTHER THAN BY THE CORPORATION.  The Corporation shall
-----------------------------------------------------
have the power to indemnify any person who was or is a party, or is threatened to be made a party to any proceeding (other than an action by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that such person is or was an agent of the Corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with such proceeding, if the agent acted in good faith and in a manner the agent reasonably believed to be in the best interests of the Corporation. If there are criminal charges, the agent must have had no reasonable cause to believe that his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the agent did not act in good faith and in a manner that the agent reasonably believed to be in the best interests of the Corporation, or that the agent had reasonable cause to believe that his or her conduct was unlawful.

SECTION 5.03.  LAWSUITS BY OR ON BEHALF OF THE CORPORATION.  The Corporation
----------------------------------------------------------
shall have the power to indemnify any person who was, is, or is threatened to be made a party by reason of the fact that such person is or was an agent of the Corporation, to any threatened, pending, or completed legal action by or in the right of the Corporation to procure a judgment in its favor, against expenses actually and reasonably incurred by the agent in connection with the defense or settlement of that action, if the agent acted in good faith, in a manner the agent believed to be in the best interests of the Corporation. However, the Corporation shall not indemnify any amount paid with respect to a claim, issue, or matter for which the agent has been adjudged liable to the Corporation in the performance of his or her duty, except for any expenses (exclusive of judgment or settlement amount) specifically authorized by the court in which the proceeding is or was pending, in accordance with statutory requirements.

SECTION 5.04.  APPROVAL; WHEN REQUIRED.   Unless indemnification is mandatory
--------------------------------------
because of the agent's successful defense on the merits as set forth in Section
5.05 of this Article, indemnification can be made only as to a specific case, upon a determination that indemnification is proper in the circumstances because the agent has met the applicable standard of conduct as set forth in Sections
5.02 or 5.03 of this Article, and must be authorized by one of the following:
(1) a majority vote of the Board with a quorum consisting of directors who are not parties to the proceeding; (2) the affirmative vote of a majority of the outstanding shares entitled to vote and present or represented at a duly held meeting at which a quorum is present or by the written consent of a majority of the outstanding shares entitled to vote (without counting shares owned by the person seeking indemnification as either outstanding or entitled to vote); or
(3) the court in which the proceeding is or was pending, upon application by the Corporation, the agent, the agent's attorney, or other person rendering services in connection with the defense, regardless of whether the Corporation opposes the application. Any amount paid in settling or otherwise disposing of a threatened or pending lawsuit, and any expenses incurred in defending a threatened or pending action that is settled or otherwise disposed of, must be authorized by the court in which the proceeding is or was pending, upon application by the Corporation, the agent, the agent's attorney, or other person rendering services in connection with the defense, regardless of whether the Corporation opposes the application.

SECTION 5.05,  INDEMNIFICATION AGAINST EXPENSES.  To the extent that an agent of
-----------------------------------------------
the Corporation has been successful on the merits in defense of any proceeding referred to in Section 5.02 or 5.03 of this Article or in defense of any claim, issue or matter therein, he shall be indemnified against his expenses actually and reasonably incurred in connection therewith.

SECTION 5.06.  ADVANCE OF EXPENSES.  Expenses incurred in defending any
----------------------------------
proceeding may be advanced by the Corporation before the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the agent to repay such amount unless it shall be determined ultimately that the agent is entitled to be indemnified as authorized in this Article.

SECTION 5.07.  OTHER INDEMNIFICATION.  No provision made by the Corporation to
------------------------------------
indemnify the directors or officers of the Corporation, or a subsidiary of the Corporation for the defense of any proceeding, whether contained in the Articles of Incorporation, Bylaws, a resolution of the shareholders or directors, an agreement or otherwise, shall be valid unless consistent with Section 317 of the California General Corporation Law. Nothing contained in this Article shall affect any right to indemnification to which persons other than such directors and officers may be entitled by contract or otherwise.

SECTION 5.08.  FORMS OF INDEMNIFICATION NOT PERMITTED.  No indemnification or
-----------------------------------------------------
advance shall be made under this Article, except as provided in Section  5.04 or
Section 5.05 of these Bylaws in any circumstance where it appears:

     (A) that it would be inconsistent with a provision of the Articles of Incorporation, Bylaws, a resolution of the shareholders or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

     (B) that it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

SECTION 5.09.  INSURANCE.  The Corporation shall have the power to buy and
------------------------
maintain insurance on behalf of any agent of the Corporation of the Corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such whether or not the Corporation would have the power to indemnify the agent against such liability under the provisions of this Article.

SECTION 5.10.  NONAPPLICABILITY TO FIDUCIARIES OF EMPLOYEE BENEFIT PLANS.  This
------------------------------------------------------------------------
Article does not apply to any proceeding against any trustee, investment manager or other fiduciary of an employee benefit plan in his capacity as such, even though he may also be an agent of the Corporation as defined in Section 5.01 of these Bylaws. Nothing contained in this Article shall limit any right to indemnification to which such a trustee, investment manager or other fiduciary may be entitled by contract or otherwise which shall be enforceable to the extent permitted by applicable law other than Section 317 of the California General Corporation Law.



                           ARTICLE VI.  MISCELLANEOUS
                           --------------------------

SECTION 6.01.  ANNUAL REPORT TO SHAREHOLDERS.  The annual report to shareholders
--------------------------------------------
referred to in Section 1501 of the California General Corporation Law is expressly waived, but nothing herein shall be interpreted as prohibiting the Board of Directors from issuing annual or other periodic reports to shareholders.

SECTION 6.02.  CHECKS, DRAFTS, ETC.  All checks, drafts or other orders for
----------------------------------
payment of money, notes or other evidences of indebtedness, issued in the name of the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

SECTION 6.03.  AUTHORITY TO EXECUTE CONTRACTS.  Subject to the provisions of
---------------------------------------------
applicable law, any note, mortgage, evidence of indebtedness, contract, share certificate, conveyance or other instrument in writing , and any assignment or endorsements thereof, executed or entered into between the Corporation and any other person, when signed by the chairman of the board , if there is such an officer, the president or any vice-president, and the secretary, any assistant secretary, the chief financial officer or any assistant financial officer of the Corporation shall be valid and binding on the Corporation unless the other person knew that the signing officers had no authority to execute the same. Any such instruments may be signed by any other person or persons and in such manner as from time to time shall be determined by the Board of Directors and, unless so authorized by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or amount.

SECTION 6.04.  CERTIFICATES.
---------------------------

     (A) Every holder of shares of the Corporation shall be entitled to have a certificate signed in the name of the Corporation by the chairman of the board, if there is such an officer, the president or a vice-president and by the chief financial officer or an assistant financial officer or the secretary or an assistant secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimiles. If any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

     (B) Certificates for shares may be issued before full payment under such restrictions and for such purposes as the Board of Directors may provide; provided, however, that on any certificate issued to represent any partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated.

     (C) If the shares of the Corporation are ever classified, or if any class of shares has two or more series, there shall appear on the certificate one of the following:

           (1) a statement of the rights, preferences, privileges and restrictions granted to or imposed upon each class or series of shares authorized to be issued upon the holders thereof;

           (2) a summary of such rights, preferences, privileges and restrictions with references to the provisions of the Articles of Incorporation and any certificates of determination establishing the same; or

           (3) a statement setting forth the office or agency of the Corpora-tion from which shareholders may obtain, upon request and without charge, a copy of the statement referred to in sub-division (1).

     (D) There shall also appear on the certificate (unless stated or summarized pursuant to sub-division (1) or (2) above or Section 417 of the California General Corporation Law) the statements required by all of the following clauses to the extent applicable:

           (1) the fact that the shares are subject to restrictions on transfer;

           (2) if the shares are assessable or are not fully paid, a statement that they are assessable or the statements required by sub-division (d) of
Section 409 of the California General Corporation Law if they are not fully paid;

           (3) the fact that the shares are subject to a voting agreement under sub-division (a) of Section 706 of the California General Corporation Law or an irrevocable proxy under sub-division (e) of Section 705 of the California General Corporation Law or restrictions upon voting rights contractually imposed by the Corporation;

           (4)  the fact that shares are redeemable; and

           (5) the fact that the shares are convertible and the period of conversion.

Unless stated on the certificate as required by this paragraph, no restriction upon transfer, liability for assessment or for the unpaid portion of the subscription price, right of redemption, voting agreement under sub-division (a) of Section 706 of the California General Corporation Law, irrevocable proxy under sub-division (e) of Section 705 of the California General Corporation Law or voting restriction imposed by the Corporation shall be enforceable against a transferee of the shares without actual knowledge of such restriction, liability, right, agreement or proxy.

SECTION 6.05.  TRANSFER OF CERTIFICATES.  When a certificate for shares is
---------------------------------------
presented to the Corporation or its transfer clerk or transfer agent with a request to register the transfer, the Corporation shall register the transfer, cancel the certificate presented, and issue a new certificate if: (a) the security is endorsed by the appropriate person or persons; (b) reasonable assurance is given that those endorsements are genuine and effective; (c) the Corporation has no notice of adverse claims or has discharged any duty to inquire into such adverse claims; (d) any applicable law relating to the collection of taxes has been complied with; and (e) the transfer is not in violation of any federal or state securities law. Where a certificate has been lost, destroyed or wrongfully taken, the Corporation shall issue a new certificate in place of the original if the owner: (a) so requests before the Corporation has notice that the certificate has been acquired by a bona fide purchaser; (b) files with the Corporation a sufficient indemnity bond; and (c) satisfies any other reasonable requirements as may be imposed by the Board of Directors. Except as provided above, no new certificate for shares shall be issued in lieu of an old certificate unless the Corporation is ordered to do so by a court in the judgement in an action brought under Section 419(b) of the California General Corporation Law.

SECTION 6.06.  REPRESENTATION OF SHARES OF OTHER CORPORATIONS.    The president
-------------------------------------------------------------
or any vice-president and the secretary or assistant secretary of the Corporation are authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation. The authority herein granted to said officers to vote or represent on behalf of the Corporation any and all shares held by the Corporation in any other corporation or corporations may be exercised either by such officers in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officers.

SECTION 6.07.  EMPLOYEE STOCK PURCHASE PLANS.
--------------------------------------------

     (A) The Corporation may adopt and carry out a stock purchase plan or agreement or stock option plan or agreement, providing for the issuance and sale, for such consideration as may be fixed, of its unissued shares, or of issued shares re-acquired or to be re-acquired, to one or more of the employees or directors of the Corporation or of a subsidiary or to a trustee on their behalf and for the payment for such shares in installments or at one time, and may provide for aiding any such persons in paying for such shares by compensation for services rendered, promissory notes, or other rights.

     (B) Any such stock purchase plan or agreement or stock option plan or agreement may include, among other features, the fixing of eligibility for participation therein, the class and price of shares to be issued or sold under the plan or agreement, the number of shares which may be subscribed for, the method of payment therefor, the reservation of title until full payment therefor, the effect of the termination of employment, an option or obligation on the part of the Corporation to repurchase the shares upon termination of employment, subject to provisions of Chapter 5 of the California General Corporation Law, restrictions upon transfer of the shares and the time limits of and termination of the plan, and any other matters, not in violation of applicable law, as may be included in the plan as approved or authorized by the Board of Directors or any committee of the Board.

SECTION 6.08.  CONSTRUCTION AND DEFINITIONS.  Unless the context otherwise
-------------------------------------------
requires, the general provisions, rules of construction and definitions contained in the California General Corporation Law shall govern the construction of these Bylaws. Without limiting the generality of the foregoing, the masculine gender includes the feminine and neuter, the singular number includes the plural and the plural number includes the singular, and the term "person" includes a corporation as well as a natural person.

SECTION 6.09.  AMENDMENTS.  Except as otherwise provided in the Articles of
-------------------------
Incorporation or in Section 3.02 of these Bylaws, these Bylaws, or any of them, may be altered, amended or repealed, and the new Bylaws may be made, (I) by the Board of Directors, or (ii) by the affirmative vote of the holders of a majority of the outstanding shares of voting stock of the Corporation. Any Bylaws made or altered by the shareholders may be altered or repealed by the Board of Directors or may be altered or repealed by the shareholders.